EXHIBIT 99.1

Home BancShares, Inc. Announces First Quarter 2010 Earnings

CONWAY, Ark., April 20, 2010 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced first quarter earnings of $15.1 million, or $0.56 diluted earnings per common share, compared to $6.2 million, or $0.28 diluted earnings per common share for the same quarter in 2009.

Near the end of the first quarter of 2010, Centennial Bank acquired the banking operations of Old Southern Bank, headquartered in Orlando, Florida and Key West Bank, headquartered in Key West, Florida through a loss sharing agreement with the Federal Deposit Insurance Corporation ("FDIC"). All acquired assets and liabilities were recorded at their estimated fair market values as of the date of acquisition, and identifiable intangible assets were recorded at their estimated fair value. The estimated fair value of assets acquired exceeded the estimated fair value of liabilities assumed, resulting in a bargain purchase gain of $9.7 million and $3.3 million for Old Southern Bank and Key West Bank, respectively. These estimated fair market values are considered preliminary and are subject to change for up to one year after the acquisitions date as additional information relative to closing date fair values becomes available. Also, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition dates. The Company anticipates the final determination of the fair values of these assets and liabilities will be completed in the second quarter of 2010.

In addition to the combined $13.0 million gain on the acquisitions, the Company incurred $1.1 million of acquisition expenses for the transactions during the first quarter of 2010. The combined financial impact of these items to the Company on an after-tax basis is a profit of $7.2 million or $0.28 diluted earnings per common share. If adjusted for these non core items, the announced profit for the first quarter of 2010 would reflect core net income of $7.9 million or $0.28 diluted earnings per share.

Because acquisitions are a growth and a capital management strategy, cash earnings (net income excluding amortization of intangibles after-tax) are useful in evaluating the Company. Cash diluted earnings per share for the first quarter of 2010 was $0.57, compared to $0.30 for the same period in 2009.

"We are proud of the financial results and the acquisitions completed during the first quarter of 2010," said John Allison, Chairman. "Orlando and Key West are both great destinations and provide many opportunities for our Company. Old Southern Bank is a strong opportunistic acquisition which allows us to expand our footprint into central Florida. Key West Bank is a great in-market acquisition which allows us to enhance our existing presence and leverage our present infrastructure in Key West. Additionally, theses acquisitions are accretable to tangible book value for the company through the generation of additional capital."

"Over the last few quarters we have been positioning ourselves to acquire assisted transactions through the FDIC," said Randy Sims, Chief Executive Officer. "It was incredible to see how well our team performed in assuming these new banks and welcoming them into the Centennial Bank family. Without a doubt, we are prepared and are looking forward to our next opportunity."

Operating Highlights

Net interest income for the first quarter of 2010 was a quarterly record for the Company, increasing 14.2% to $24.9 million compared to $21.8 million for the first quarter of 2009. Net interest margin, on a fully taxable equivalent basis, was 4.26% in the quarter just ended compared to 3.93% in the first quarter of 2009, an increase of 33 basis points. The Company's ability to improve pricing on our deposits and hold the decline of interest rates on earning assets to a minimum allowed the Company to improve net interest margin.

The Company reported $20.3 million of non-interest income for the first quarter of 2010, an increase of 167.5% compared to $7.6 million for the first quarter of 2009. The most significant components of the first quarter non-interest income were $13.0 million from gain on acquisitions, $3.1 million from service charges on deposits accounts, $1.6 million from other service charges and fees, $428,000 increase in cash value of life insurance and $412,000 from mortgage lending income.

Non-interest expense for the first quarter of 2010 was $18.6 million compared to $19.3 million for the first quarter of 2009. Excluding the $1.1 million and $742,000 of merger and acquisition expenses for the first quarter of 2010 and 2009, respectively, non-interest expense for the first quarter of 2010 improved by $1.0 million or 5.5% when compared to the first quarter of 2009. Our core efficiency ratio improved 8.2 points to 51.2% for the first quarter of 2010 from the 59.4% reported in the first quarter of 2009.  This improvement is associated with the on-going implementation of the efficiency study and the recently completed charter consolidation.

Financial Condition

Total non-covered loans were $1.96 billion at March 31, 2010 compared to $1.95 billion at December 31, 2009.  Total deposits were $2.22 billion at March 31, 2010 compared to $1.84 billion at December 31, 2009. Total assets were $3.08 billion at March 31, 2010 compared to $2.68 billion at December 31, 2009.

Non-performing non-covered loans were $37.8 million as of March 31, 2010, of which $28.1 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.93% as of March 31, 2010 compared to 2.05% as of December 31, 2009. Non-performing non-covered assets were $55.8 million as of March 31, 2010, of which $40.3 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 2.03% as of March 31, 2010 compared to the 2.12% reported for December 31, 2009.

The Company's allowance for loan losses was $42.8 million at March 31, 2010, or 2.19% of total non-covered loans, compared to $43.0 million, or 2.20% of total non-covered loans, at December 31, 2009. As of March 31, 2010, the Company's allowance for loan losses equaled 113% of its total non-performing non-covered loans compared to 108% as of December 31, 2009.

Stockholders' equity was $479.1 million at March 31, 2010 compared to $465.0 million at December 31, 2009, an increase of $14.1 million. Book value per common share was $16.71 at March 31, 2010 compared to $16.18 at December 31, 2009.

New Branches

During 2010, Centennial Bank entered into two loss sharing agreements with the FDIC. Through these two transactions, the company added a total of eight branch locations in Florida. These branch locations include three in Orlando, one in Winter Park, two in Longwood, one in Clermont and one in Key West. Presently, the Company is evaluating additional opportunities but has no firm commitments for any additional de novo branch locations.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 22, 2010. Interested parties can listen to this call by calling 1-800-860-2442 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 439004, which will be available until April 30, 2010 at 8:00 a.m. CT (9:00 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results are included in its Form 10-K, filed with the Securities and Exchange Commission in March 2010.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary Centennial Bank provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in central Arkansas, north central Arkansas, southern Arkansas, the Florida Keys, central Florida and southwestern Florida. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2010	2009	2009	2009	2009

ASSETS

Cash and due from banks	$ 36,237	$ 39,970	$ 39,036	$ 41,531	$ 41,396
Interest-bearing deposits with other banks	156,772	133,520	84,921	4,553	9,025
Cash and cash equivalents	193,009	173,490	123,957	46,084	50,421
Federal funds sold	11,207	11,760	660	31,805	15,510
Investment securities - available for sale	362,710	322,115	315,269	309,989	334,916
Loans receivable not covered by loss share	1,959,666	1,950,285	1,971,039	1,972,704	1,966,572
Loans receivable covered by FDIC loss share	223,519	--	--	--	--
Allowance for loan losses	(42,845)	(42,968)	(41,210)	(41,804)	(40,822)
Loans receivable, net	2,140,340	1,907,317	1,929,829	1,930,900	1,925,750
Bank premises and equipment, net	69,997	70,810	70,991	71,914	72,815
Foreclosed assets held for sale not covered by loss share	17,610	16,484	19,111	17,606	15,397
Foreclosed assets held for sale covered by FDIC loss share	8,672	--	--	--	--
FDIC indemnification asset	91,888	--	--	--	--
Cash value of life insurance	51,019	52,176	51,742	51,249	50,676
Investments in unconsolidated affiliates	1,424	1,424	1,424	1,424	1,424
Accrued interest receivable	14,854	13,137	12,815	12,840	12,850
Deferred tax asset, net	9,607	14,777	13,423	14,669	16,659
Goodwill	53,039	53,039	53,039	53,039	53,138
Core deposit and other intangibles	7,341	4,698	5,160	5,622	6,084
Mortgage servicing rights	872	1,090	1,308	1,526	1,744
Other assets	45,745	42,548	33,008	31,259	28,767
Total assets	$ 3,079,334	$ 2,684,865	$ 2,631,736	$ 2,579,926	$ 2,586,151

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 354,663	$ 302,228	$ 295,755	$ 294,339	$ 297,146
Savings and interest-bearing transaction accounts	863,988	714,744	660,533	661,387	664,964
Time deposits	1,002,437	818,451	823,997	876,339	874,337
Total deposits	2,221,088	1,835,423	1,780,285	1,832,065	1,836,447
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	55,403	62,000	63,264	65,232	74,478
FHLB borrowed funds	254,548	264,360	282,550	277,640	277,827
Accrued interest payable and other liabilities	21,774	10,625	11,594	14,105	11,034
Subordinated debentures	47,462	47,484	47,507	47,530	47,552
Total liabilities	2,600,275	2,219,892	2,185,200	2,236,572	2,247,338

Stockholders' equity
Preferred stock	49,320	49,275	49,230	49,185	49,139
Common stock	257	257	249	199	199
Capital surplus	363,870	363,519	349,429	255,009	254,501
Retained earnings	64,628	51,746	46,074	40,704	37,126
Accumulated other comprehensive gain (loss)	984	176	1,554	(1,743)	(2,152)
Total stockholders' equity	479,059	464,973	446,536	343,354	338,813
Total liabilities and stockholders' equity	$ 3,079,334	$ 2,684,865	$ 2,631,736	$ 2,579,926	$ 2,586,151

RATIOS
Total loans to total deposits	98.29%	106.26%	110.71%	107.68%	107.09%
Common equity to assets	14.0%	15.5%	15.1%	11.4%	11.2%
Tangible common equity to tangible assets	12.2%	13.6%	13.2%	9.3%	9.1%

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2010	2009	2009	2009	2009	2010	2009

Interest income
Loans	$ 29,866	$ 29,625	$ 30,056	$ 29,389	$ 29,138	$ 29,866	$ 29,138
Investment securities
Taxable	1,627	1,646	1,768	2,252	2,653	1,627	2,653
Tax-exempt	1,479	1,491	1,463	1,343	1,298	1,479	1,298
Deposits - other banks	85	89	7	8	12	85	12
Federal funds sold	5	3	1	4	7	5	7

Total interest income	33,062	32,854	33,295	32,996	33,108	33,062	33,108

Interest expense
Interest on deposits	5,295	5,704	6,489	7,131	8,118	5,295	8,118
Federal funds purchased	--	--	2	2	2	--	2
FHLB borrowed funds	2,177	2,338	2,379	2,359	2,390	2,177	2,390
Securities sold under agreements to repurchase	94	116	126	124	111	94	111
Subordinated debentures	597	594	623	659	676	597	676

Total interest expense	8,163	8,752	9,619	10,275	11,297	8,163	11,297

Net interest income	24,899	24,102	23,676	22,721	21,811	24,899	21,811
Provision for loan losses	3,100	3,850	3,550	2,750	1,000	3,100	1,000
Net interest income after
provision for loan losses	21,799	20,252	20,126	19,971	20,811	21,799	20,811

Non-interest income
Service charges on deposit accounts	3,141	3,759	3,785	3,633	3,374	3,141	3,374
Other service charges and fees	1,638	1,527	1,705	1,841	1,784	1,638	1,784
Mortgage lending income	412	555	488	815	880	412	880
Mortgage servicing income	160	164	171	191	200	160	200
Insurance commissions	347	253	173	198	257	347	257
Income from title services	107	134	150	151	140	107	140
Increase in cash value of life insurance	428	435	495	574	477	428	477
Dividends from FHLB, FRB & bankers' bank	126	120	114	99	107	126	107
Gain on acquisitions	12,976	--	--	--	--	12,976	--
Gain on sale of SBA loans	--	51	--	--	--	--	--
Gain (loss) on sale of premises & equip, net	207	4	(21)	(19)	7	207	7
Gain (loss) on OREO, net	159	97	4	(28)	(117)	159	(117)
Gain (loss) on securities, net	--	4	--	(3)	--	--	--
Other income	586	448	500	507	476	586	476

Total non-interest income	20,287	7,551	7,564	7,959	7,585	20,287	7,585

Non-interest expense
Salaries and employee benefits	8,534	7,672	7,987	8,432	8,944	8,534	8,944
Occupancy and equipment	2,799	2,549	2,706	2,667	2,677	2,799	2,677
Data processing expense	862	834	790	813	777	862	777
Other operating expenses	6,360	5,260	5,556	8,355	6,864	6,360	6,864

Total non-interest expense	18,555	16,315	17,039	20,267	19,262	18,555	19,262

Income before income taxes	23,531	11,488	10,651	7,663	9,134	23,531	9,134
Income tax expense	8,436	3,607	3,412	2,222	2,889	8,436	2,889
Net income	15,095	7,881	7,239	5,441	6,245	15,095	6,245
Preferred stock dividends & accretion of discount on preferred stock	670	670	670	670	566	670	566
Net income available to common shareholders	$ 14,425	$ 7,211	$ 6,569	$ 4,771	$ 5,679	$ 14,425	$ 5,679

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2010	2009	2009	2009	2009	2010	2009

PER SHARE DATA

Diluted earnings per common share	$ 0.56	$ 0.28	$ 0.32	$ 0.24	$ 0.28	$ 0.56	$ 0.28
Diluted cash earnings per common share	0.57	0.29	0.33	0.25	0.30	0.57	0.30
Basic earnings per common share	0.56	0.28	0.32	0.24	0.29	0.56	0.29
Dividends per share - common	0.060	0.060	0.060	0.060	0.060	0.060	0.060
Book value per common share	16.71	16.18	15.94	14.78	14.58	16.71	14.58
Tangible book value per common share	14.36	13.93	13.60	11.83	11.60	14.36	11.60

STOCK INFORMATION

Average common shares outstanding	25,707	25,633	20,480	19,888	19,863	25,707	19,863
Average diluted shares outstanding	25,936	25,848	20,703	20,122	20,119	25,936	20,119
End of period common shares outstanding	25,716	25,690	24,931	19,903	19,865	25,716	19,865

ANNUALIZED PERFORMANCE RATIOS

Return on average assets	2.22%	1.17%	1.12%	0.84%	0.97%	2.22%	0.97%
Cash return on average assets	2.31%	1.24%	1.19%	0.91%	1.04%	2.31%	1.04%
Return on average common equity	13.98%	6.95%	8.46%	6.53%	8.02%	13.98%	8.02%
Cash return on average tangible common equity	16.57%	8.40%	10.89%	8.66%	10.50%	16.57%	10.50%
Efficiency ratio	39.13%	48.39%	51.38%	62.67%	62.12%	39.13%	62.12%
Core efficiency ratio	51.21%	49.30%	51.38%	56.11%	59.44%	51.21%	59.44%
Net interest margin - FTE	4.26%	4.14%	4.26%	4.08%	3.93%	4.26%	3.93%
Fully taxable equivalent adjustment	1,050	1,106	1,023	923	865	1,050	865

RECONCILIATION OF CASH EARNINGS (LOSS)

GAAP net income available to common shareholders	$ 14,425	$ 7,211	$ 6,569	$ 4,771	$ 5,679	$ 14,425	$ 5,679
Intangible amortization after-tax	291	281	282	281	281	291	281
Cash earnings	$ 14,716	$ 7,492	$ 6,851	$ 5,052	$ 5,960	$ 14,716	$ 5,960

GAAP diluted earnings per share	$ 0.56	$ 0.28	$ 0.32	$ 0.24	$ 0.28	$ 0.56	$ 0.28
Intangible amortization after-tax	0.01	0.01	0.01	0.01	0.02	0.01	0.02
Diluted cash earnings per share	$ 0.57	$ 0.29	$ 0.33	$ 0.25	$ 0.30	$ 0.57	$ 0.30

OTHER OPERATING EXPENSES

Advertising	$ 366	$ 591	$ 567	$ 856	$ 600	$ 366	$ 600
Merger and acquisition expenses	1,059	(129)	2	896	742	1,059	742
Amortization of intangibles	479	462	462	462	463	479	463
Amortization of mortgage servicing rights	218	218	218	218	147	218	147
Electronic banking expense	477	465	686	889	863	477	863
Directors' fees	145	226	239	237	284	145	284
Due from bank service charges	90	103	104	107	100	90	100
FDIC and state assessment	898	862	913	1,949	965	898	965
Insurance	300	274	278	271	297	300	297
Legal and accounting	388	38	74	368	435	388	435
Mortgage servicing expense	84	78	75	78	72	84	72
Other professional fees	313	300	278	250	259	313	259
Operating supplies	186	215	217	192	213	186	213
Postage	150	153	163	173	176	150	176
Telephone	138	145	164	181	178	138	178
Other expense	1,069	1,259	1,116	1,228	1,070	1,069	1,070

Total other operating expenses	$ 6,360	$ 5,260	$ 5,556	$ 8,355	$ 6,864	$ 6,360	$ 6,864

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2010	2009	2009	2009	2009

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 822,252	$ 808,983	$ 812,195	$ 794,675	$ 814,353
Construction/land development	363,738	368,723	353,645	347,028	336,941
Agricultural	30,943	33,699	36,675	38,379	16,943
Residential real estate loans
Residential 1-4 family	381,451	382,504	394,626	407,642	395,688
Multifamily residential	63,602	62,609	63,025	72,673	61,751
Total real estate	1,661,986	1,656,518	1,660,166	1,660,397	1,625,676
Consumer	33,206	39,084	40,288	41,814	43,354
Commercial and industrial	231,867	219,847	220,511	224,043	250,172
Agricultural	12,122	10,280	21,126	21,566	23,706
Other	20,485	24,556	28,948	24,884	23,664
Loans receivable not covered by loss share	1,959,666	1,950,285	1,971,039	1,972,704	1,966,572

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$ 42,968	$ 41,210	$ 41,804	$ 40,822	$ 40,385
Loans charged off	3,720	2,639	4,491	2,324	1,015
Recoveries of loans previously charged off	497	547	347	556	452
Net loans charged off	3,223	2,092	4,144	1,768	563
Provision for loan losses	3,100	3,850	3,550	2,750	1,000
Balance, end of period	$ 42,845	$ 42,968	$ 41,210	$ 41,804	$ 40,822

Net charge-offs to average non-covered loans	0.67%	0.42%	0.83%	0.36%	0.12%
Allowance for loan losses to total non-covered loans	2.19%	2.20%	2.09%	2.12%	2.08%

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 33,907	$ 37,056	$ 32,585	$ 29,977	$ 24,024
Non-covered loans past due 90 days or more	3,915	2,889	2,089	5,291	284
Total non-performing non-covered loans	37,822	39,945	34,674	35,268	24,308
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	17,610	16,484	19,111	17,606	15,397
Other non-performing non-covered assets	394	371	128	2	2
Total other non-performing non-covered assets	18,004	16,855	19,239	17,608	15,399
Total non-performing non-covered assets	$ 55,826	$ 56,800	$ 53,913	$ 52,876	$ 39,707

Allowance for loan losses to non-performing non-covered loans	113.28%	107.57%	118.85%	118.53%	167.94%
Non-performing non-covered loans to total non-covered loans	1.93%	2.05%	1.76%	1.79%	1.24%
Non-performing non-covered assets to total non-covered assets	2.03%	2.12%	2.05%	2.05%	1.54%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2010			December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 137,747	$ 85	0.25%	$ 129,925	$ 89	0.27%
Federal funds sold	7,361	5	0.28%	6,772	3	0.18%
Investment securities - taxable	194,329	1,627	3.40%	178,558	1,646	3.66%
Investment securities - non-taxable - FTE	138,128	2,387	7.01%	138,133	2,408	6.92%
Loans receivable - FTE	1,993,626	30,008	6.10%	1,960,098	29,814	6.03%
Total interest-earning assets	2,471,191	34,112	5.60%	2,413,486	33,960	5.58%
Non-earning assets	282,956			254,177
Total assets	$ 2,754,147			$ 2,667,663

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 756,412	$ 1,084	0.58%	$ 696,594	$ 1,064	0.61%
Time deposits	862,437	4,211	1.98%	815,868	4,640	2.26%
Total interest-bearing deposits	1,618,849	5,295	1.33%	1,512,462	5,704	1.50%
Federal funds purchased	44	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	53,795	94	0.71%	62,755	116	0.73%
FHLB borrowed funds	247,514	2,177	3.57%	273,654	2,338	3.39%
Subordinated debentures	47,476	597	5.10%	47,497	594	4.96%
Total interest-bearing liabilities	1,967,678	8,163	1.68%	1,896,368	8,752	1.83%
Non-interest bearing liabilities
Non-interest bearing deposits	306,512			297,494
Other liabilities	12,300			12,688
Total liabilities	2,286,490			2,206,550
Shareholders' equity	467,657			461,113
Total liabilities and shareholders' equity	$ 2,754,147			$ 2,667,663
Net interest spread			3.92%			3.75%
Net interest income and margin - FTE		$ 25,949	4.26%		$ 25,208	4.14%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2010			March 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 137,747	$ 85	0.25%	$ 8,604	$ 12	0.57%
Federal funds sold	7,361	5	0.28%	13,846	7	0.21%
Investment securities - taxable	194,329	1,627	3.40%	230,762	2,653	4.66%
Investment securities - non-taxable - FTE	138,128	2,387	7.01%	117,082	2,064	7.15%
Loans receivable - FTE	1,993,626	30,008	6.10%	1,966,934	29,237	6.03%
Total interest-earning assets	2,471,191	34,112	5.60%	2,337,228	33,973	5.89%
Non-earning assets	282,956			261,009
Total assets	$ 2,754,147			$ 2,598,237

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 756,412	$ 1,084	0.58%	$ 667,281	$ 1,285	0.78%
Time deposits	862,437	4,211	1.98%	913,504	6,833	3.03%
Total interest-bearing deposits	1,618,849	5,295	1.33%	1,580,785	8,118	2.08%
Federal funds purchased	44	--	0.00%	3,790	2	0.21%
Securities sold under agreement to repurchase	53,795	94	0.71%	84,730	111	0.53%
FHLB borrowed funds	247,514	2,177	3.57%	280,876	2,390	3.45%
Subordinated debentures	47,476	597	5.10%	47,566	676	5.76%
Total interest-bearing liabilities	1,967,678	8,163	1.68%	1,997,747	11,297	2.29%
Non-interest bearing liabilities
Non-interest bearing deposits	306,512			264,595
Other liabilities	12,300			7,786
Total liabilities	2,286,490			2,270,128
Shareholders' equity	467,657			328,109
Total liabilities and shareholders' equity	$ 2,754,147			$ 2,598,237
Net interest spread			3.92%			3.60%
Net interest income and margin - FTE		$ 25,949	4.26%		$ 22,676	3.93%
CONTACT:  Home BancShares, Inc.
          Brian S. Davis, Chief Accounting Officer
          & Investor Relations Officer
          (501) 328-4770